Exhibit 99.1

For more information contact:

Russ Knittel	Jennifer Jarman
Synaptics Incorporated	The Blueshirt Group
408-434-0110x140	415-217-7722
russk@synaptics.com	jennifer@blueshirtgroup.com

Synaptics Reports Record Third Quarter Results; Announces Stock Repurchase Plan

San Jose, CA – April 21, 2005 – Synaptics (Nasdaq: SYNA), a leader in interface solutions for mobile computing, communications, and entertainment devices, today reported financial results for the third fiscal quarter ended March 31, 2005.

Net revenue for the third quarter of fiscal 2005 was $56.7 million, an increase of approximately 65% over the $34.3 million of net revenue for the third quarter of fiscal 2004. Net income for the third quarter of fiscal 2005 was $11.7 million, or $0.38 per diluted share. This represents an increase of approximately 233% compared with net income of $3.5 million, or $0.13 per diluted share, for the third quarter of fiscal 2004.

“We are pleased to report another quarter of record revenue and earnings,” stated Francis Lee, President and Chief Executive Officer of Synaptics. “As anticipated, a seasonal decline in the notebook market was offset by strength in the portable music player market. Entering our last fiscal quarter, we are on track to achieve another record year, and I am pleased to announce that we have recently secured our first design win with a major OEM in the mobile phone market.”

Russ Knittel, Synaptics’ Chief Financial Officer, added, “Our backlog entering the June quarter remains very healthy at approximately $31 million. Based on our current visibility, we are anticipating that revenue in the fourth fiscal quarter will be approximately flat compared with the March quarter, reflecting strength in the PC market offset by general softness in the portable music player market.”

Synaptics also announced that its Board of Directors has authorized the repurchase of up to $40 million of the Company’s common stock in the open market or in privately negotiated transactions, depending upon market conditions and other factors.

“Based on the current price of our common stock, we believe that our stock repurchase program is an excellent use of capital. The decision to repurchase shares emphasizes our focus on stockholder value and our confidence in Synaptics’ future prospects. Our balance sheet is strong, with approximately $233 million in cash, cash equivalents and short-term investments at the end of our March 2005 quarter. Given our financial strength and our ability to generate cash, we remain well positioned to invest in our future,” concluded Mr. Lee.

Earnings Call Information
The Synaptics third quarter teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Thursday, April 21, 2005, during which the company will provide forward-looking information. To participate on the live call, analysts and investors should dial 800-867-0448 at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the company’s Web site at http://www.synaptics.com/.

About Synaptics Incorporated
Synaptics is a leading developer of interface solutions for the mobile computing, communications and entertainment industries. The company creates interface solutions for a variety of devices including notebook PCs, PC peripherals, digital music players, and mobile phones. The TouchPad™, Synaptics’ flagship product, is integrated into more than 50 percent of today’s notebook computers. Consumer electronics and computing manufacturers use Synaptics’ solutions to enrich the interaction between humans and intelligent devices through improved usability, functionality and industrial design. The company is headquartered in San Jose, California. www.synaptics.com.

Forward-Looking Statements
This press release contains “forward-looking” statements about Synaptics, as that term is defined under the federal securities laws. Synaptics intends such forward-looking statements to be subject to the safe harbor created by those laws. Such forward-looking statements include, but are not limited to, statements regarding Synaptics’ revenue expectations and the ability to generate cash, Synaptics’ assessment of market conditions, and Synaptics’ competitive position in the notebook computer and portable music player markets. Synaptics cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) demand for Synaptics’ products in the PC and portable digital entertainment markets, (b) market demand for OEMs’ products using Synaptics’ solutions, (c) the failure of Synaptics’ products and OEMs’ products to deliver commercially acceptable performance, and (d) other risks as identified from time to time in Synaptics’ SEC reports, including the Quarterly Reports on Form 10-Q, current reports on Form 8-K, and the Annual Report on Form 10-K for the fiscal year ended June 30, 2004. All forward-looking statements are based on information available to Synaptics on the date hereof, and Synaptics assumes no obligation to update such statements.

(Tables to Follow)

SYNAPTICS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31,	June 30,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$125,949	$59,489
Short term investments	106,651	36,810
Accounts receivable, net of allowances of $165 and $130 at March 31, 2005, and June 30, 2004, respectively	32,432	21,875
Inventories	10,831	6,525
Prepaid expenses and other current assets	2,894	3,083

Total current assets	278,757	127,782

Property and equipment, net	12,387	1,829
Goodwill	1,927	1,927
Other assets	15,487	1,115

Total assets	$308,558	$132,653

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,042	$9,220
Accrued compensation	4,174	4,594
Income taxes payable	9,181	4,018
Other accrued liabilities	4,403	3,326

Total current liabilities	28,800	21,158
Note payable to a related party	1,500	1,500
Convertible senior subordinated notes	125,000	—
Other liabilities	874	855

Commitments and contingencies

Stockholders’ equity:
Preferred stock;
$.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock;
$.001 par value; 60,000,000 shares authorized; 26,371,425 and 24,987,398 shares issued and outstanding, respectively	26	25
Additional paid in capital	105,484	88,334
Deferred stock compensation	(372)	(634)
Retained earnings	47,404	21,575
Accumulated other comprehensive loss	(158)	(160)

Total stockholders’ equity	152,384	109,140

Total liabilities and stockholders’ equity	$308,558	$132,653

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2005	2004	2005	2004
Net revenue	$56,668	$34,284	$151,302	$98,129
Cost of revenue	30,481	19,726	81,535	57,286

Gross margin	26,187	14,558	69,767	40,843
Operating expenses
Research and development	6,157	5,613	18,448	15,839
Selling, general, and administrative	4,937	3,452	13,091	9,819
Amortization of deferred stock compensation	71	128	258	397
Restructuring	—	—	—	432

Total operating expenses	11,165	9,193	31,797	26,487

Operating income	15,022	5,365	37,970	14,356
Interest income	1,118	246	1,783	701
Interest expense	(483)	(33)	(660)	(101)

Income before income taxes	15,657	5,578	39,093	14,956
Provision for income taxes	3,983	2,073	13,264	5,683

Net income	$11,674	$3,505	$25,829	$9,273

Net income per share:
Basic	$0.44	$0.14	$1.00	$0.38

Diluted	$0.38	$0.13	$0.88	$0.34

Shares used in computing net income per share:
Basic	26,315	24,671	25,743	24,267

Diluted	31,464	27,451	29,588	26,921

Computation of basic and diluted net income per share:
     (in thousands except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2005	2004	2005	2004
Numerator:
Basic net income per share	$11,674	$3,505	$25,829	$9,273
Interest expense and amortization of debt issuance costs on convertible notes (net of tax)	266	—	335	—

Diluted net income per share	$11,940	$3,505	$26,164	$9,273

Denominator:
Shares, basic	26,315	24,671	25,743	24,267
Effect of dilutive stock options	2,675	2,780	2,857	2,654
Effect of convertible notes	2,474	—	988	—

Shares, diluted	31,464	27,451	29,588	26,921

Net income per share:
Basic	$0.44	$0.14	$1.00	$0.38

Diluted	$0.38	$0.13	$0.88	$0.34